Filed pursuant to Rule 424(b)(7)
Registration No. 333-292857

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 21, 2026)

T1 Energy Inc.

13,615,979 Shares of Common Stock

This prospectus supplement relates to the resale of up to 13,615,979 shares of T1 Energy Inc. (the “Company,” “we”, “our”, “us”, “T1 Energy”) common stock, par value $0.01 per share (the “common stock”), by the selling securityholder named in this prospectus supplement (collectively with any pledgees, donees, transferees, assignees, successors, designees and other permitted transferees, the “Selling Securityholders”). The shares of common stock registered for resale pursuant to this prospectus supplement consist of 13,615,979 shares of common stock (such shares of common stock, the “Securities”) that were issued to Evervolt Green Energy Holding Pte, Ltd., a private company limited by shares organized under the laws of Singapore (the “Evervolt”), as a portion of the consideration for the purchase by the Company of certain intellectual property and proprietary rights from Evervolt pursuant to an intellectual property purchase agreement, dated July 28, 2026 (the “IP Purchase Agreement”), between the Company and Evervolt. The Securities are being registered to fulfill our contractual obligations to the Selling Securityholders. We will not receive any of the proceeds from the resale of the Securities by the Selling Securityholders.

The Selling Securityholders will pay or assume all underwriting discounts, selling commissions and other expenses, if any, incurred in connection with their sale of the Securities. We have agreed to pay certain expenses in connection with the registration statement of which this prospectus supplement forms a part and to indemnify the Selling Securityholders and certain related persons against certain liabilities. As of the date of this prospectus supplement, no underwriter or other person has been engaged to facilitate the sale of the Securities held by the Selling Securityholders.

We are registering the Securities in order to permit the Selling Securityholders to offer the Securities for resale from time to time. Our registration of the Securities covered by this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the Securities.

The Selling Securityholders may sell, transfer or otherwise dispose of all or a portion of the Securities publicly or through private transactions at fixed prices, prevailing market prices or at negotiated prices, or at market prices prevailing at the time of sale. See “Plan of Distribution.”

The common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TE.” On August 6, 2026, the last reported sale price of the common stock was $5.55 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK AND YOU SHOULD READ THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE YOU INVEST. SEE “RISK FACTORS” BEGINNING ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT AND ANY SIMILAR SECTION INCLUDED IN THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. YOU SHOULD CAREFULLY CONSIDER THESE FACTORS BEFORE MAKING YOUR INVESTMENT DECISION.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 7, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus dated January 21, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, the Selling Securityholders named in this prospectus supplement may sell the Securities from time to time. The exhibits to the registration statement of which this prospectus supplement is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus supplement and the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase Securities offered by this prospectus supplement, you should review the full text of these documents. We may provide an additional prospectus supplement or post-effective amendment to the registration statement of which this prospectus supplement forms a part to add to, update or change the information contained in this prospectus supplement. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.

The Selling Securityholders may offer the Securities directly or through one or more broker-dealers or agents. See “Plan of Distribution.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed materially since those dates. Neither we nor the Selling Securityholders will make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made and should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus supplement, unless otherwise stated or unless the context otherwise requires: references to the “Company,” “T1 Energy,” the “registrant,” “we,” “our,” “us” and similar terms are to T1 Energy Inc., a Delaware corporation, and where appropriate, its wholly-owned subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information and documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results and timing of operations, expected performance and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” or the negative of these words, other similar expressions or by discussions of strategy, plans or intentions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these risks, uncertainties and other important factors include, without limitation, the risks set forth in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and in our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC, including risks related to: (1) the Company’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in the Company’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended (the “Code”), and (x) our exposure to warranty claims; (2) the Company’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for Phase 1 of G2_Austin (as defined herein) on favorable terms, or at all, and the timing of such financing; (3) the concentration of the Company’s operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on the Company’s products and competitive position; (7) the outcome of any legal proceedings relating to the Company’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (8) the capital-intensive nature of the Company’s business and its ability to raise additional capital on attractive terms or service its debt.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement or the accompanying prospectus, or the documents incorporated by reference herein or therein, and while we believe such information provides a reasonable basis for these statements, and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or the documents incorporated by reference herein or therein, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

S-iii

SUMMARY OF THIS PROSPECTUS SUPPLEMENT

This summary highlights selected information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and the documents to which we refer in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

T1 Energy is an energy solutions provider building an integrated U.S. supply chain for solar. We manufacture and sell photovoltaic (“PV”) solar modules in the United States for our U.S. customers.

We are one of the leading solar manufacturing companies in the United States, primarily selling into the utility-scale market, the largest solar market segment in the U.S. We produce PV solar modules that employ highly energy efficient Passivated Emitter and Rear Contact and Tunnel Oxide Passivated Contact (“TOPCon”) technologies. Our PV solar module manufacturing facility operating in Wilmer, TX (“G1_Dallas”) has a total annual nameplate production capacity of five gigawatts. We believe our facility is one of the most technologically advanced PV solar module plants globally and has achieved annualized run rates above its nameplate capacity. To further expand our U.S. manufacturing footprint, we began construction in December 2025 of the first 2.1-gigawatt phase of our solar cell manufacturing fab in Milam County, Texas (“G2_Austin”). This facility is anticipated to begin production by the first quarter of 2027 of high-efficiency TOPCon solar cells that will be used in the PV solar modules manufactured at G1_Dallas.

Stock Exchange Listing

The common stock is currently listed on the NYSE under the symbol “TE.”

Corporate Information

The mailing address of T1 Energy’s registered and principal executive office is 1211 E 4th St. Austin, Texas 78702. The telephone number of T1 Energy’s registered and principal executive office is 409-599-5706.

Our investor relations website is located at https://ir.t1energy.com/, and its news site located at https://ir.t1energy.com/news-releases/news-releases. Our X (f/k/a Twitter) account is located at https://x.com/T1_Energy, our LinkedIn account is located at https://www.linkedin.com/company/t1energy, and our Instagram account is located at https://www.instagram.com/t1_energy/. We use our investor relations website, our X account and our LinkedIn account as well as Daniel Barcelo’s X account (https://x.com/_danielbarcelo), LinkedIn account (https://www.linkedin.com/in/daniel-barcelo-b262a939/) and Instagram account (https://www.instagram.com/danbarcelo/) to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our X account and our LinkedIn account, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, X account and our LinkedIn account and the information contained on each, or that can be accessed through each, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus. We also make available, free of charge, on our investor relations website under “Financials—SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

RISK FACTORS

An investment in our common stock involves significant risks. Prior to making a decision about investing in our common stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks.

This prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Ownership of Our Common Stock

The concentration of ownership among our executive officers, directors, and their affiliates may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors, and their affiliates own shares of our common stock as well as other securities convertible into or exchangeable for shares of our common stock, outstanding options and/or may have certain contractual anti-dilution rights, as applicable, which in each case, may allow them to acquire additional shares of our common stock. As a result, these stockholders as a group could exercise a level of control over matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation (as defined herein), and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions more difficult without the support of these stockholders.

The market price of our common stock is likely to be highly volatile, and you may lose some or all of your investment.

The market price of our common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	the inability to maintain the listing of our shares of common stock on NYSE;

●	changes in applicable laws or regulations;

●	risks relating to the uncertainty of our projected financial information; and

●	risks related to the organic and inorganic growth of our business and the timing of expected business milestones.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of our common stock, regardless of our actual operating performance.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us. If securities or industry analysts initiate coverage and one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our company, our common stock share price would likely decline. If analysts publish target prices for our common stock that are below the historical sales prices for shares of our common stock on a securities exchange or the then-current public price of our common stock, it could cause our stock price to decline significantly. Further, if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our common stock price and trading volume to decline.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional preferred equity securities, including senior or subordinated notes and entering into new loan agreements. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity and equity-linked offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Except as otherwise disclosed in SEC filings, holders of our common stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our stockholders bear the risk of our future offerings or loan arrangements reducing the market price of our common stock, reducing our assets available to them upon our liquidation and diluting their shareholdings in us.

Future issuances and sales of our common stock or equity-linked securities in the public market and/or in connection with the acquisition of businesses or assets could lower the trading price of our common stock.

In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital and/or may issue such securities in connection with the acquisition of businesses or assets. In addition, a substantial number of shares of our common stock is, or will be, reserved for issuance upon the exercise of stock options and the vesting of restricted stock units pursuant to our equity incentive plans, upon conversion of our preferred stock and upon conversion of our outstanding 5.25% Convertible Senior Notes due 2030, 4.00% Convertible Senior Notes due 2031 and 4.75% Convertible Senior Notes due 2031. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

All shares of common stock expected to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless held by our “affiliates” as defined in Rule 144 under the Securities Act.

Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

Given the capital-intensive nature of our business, we do not currently anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. As a result, capital appreciation, if any, of our shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.

USE OF PROCEEDS

All of the Securities offered by the Selling Securityholders pursuant to this prospectus supplement will be sold by the Selling Securityholders for their respective accounts. We cannot currently determine the price or prices at which such Securities may be sold by the Selling Securityholders. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any selling commissions and stock transfer taxes applicable to the Securities that they incur in disposing of the Securities offered by this prospectus supplement. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus supplement.

DESCRIPTION OF SECURITIES BEING REGISTERED

The following is a summary of the material terms of the Company’s common stock and is not intended to be a complete summary of the rights and preferences of our common stock. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Third Amended Restated Bylaws (the “Bylaws”) are incorporated by reference into this prospectus supplement. Read the applicable provisions of Delaware law, the Certificate of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of the Company’s common stock.

Authorized Share Capital

Currently, T1 Energy’s authorized capital stock consists of (i) 1,000,000,000 shares of common stock, par value $0.01 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends. Subject to prior dividend rights of the holders of any preferred stock of T1 Energy and any other class or series of shares having a preference as to dividends over common stock, holders of shares of common stock are entitled to receive dividends when, as and if declared by the T1 Energy board of directors, out of funds legally available for that purpose.

Voting Rights. Each outstanding share of common stock is entitled to one vote per share on each matter to be voted on by the holders of common stock. The holders of common stock are not entitled to cumulative voting of their shares in elections of directors.

Other Rights. In the event of any liquidation, dissolution or winding up (either voluntary of involuntary) of T1 Energy, the holders of common stock will be entitled to receive the assets and funds of T1 Energy available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any preferred stock of T1 Energy that at the time may be outstanding.

T1 Energy’s common stock is currently listed on the NYSE under the symbol “TE.”

Foreign Ownership Limitation

Pursuant to Section 7701(a)(51)(E)(iii) of the Code, an entity that is a publicly traded company or a subsidiary of a publicly traded company is a foreign-influenced entity if, during the taxable year, one or more Specified Foreign Entities (as defined herein) that are each required to report their beneficial ownership under Rule 13d-3 of the Exchange Act own, in the aggregate, not less than 40% of such entity (the “Aggregated Equity Test”).

On December 3, 2025, T1 Energy’s Certificate of Incorporation was amended to establish a restriction of ownership of T1 Energy’s capital stock by Specified Foreign Entities in order to ensure ongoing compliance with the Aggregated Equity Test. Under T1 Energy’s Certificate of Incorporation (as so amended), Specified Foreign Entities are not permitted to hold 4.9% or more of the outstanding shares representing T1 Energy’s common stock or preferred stock, unless permitted by T1 Energy’s board of directors.

Furthermore, T1 Energy is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with applicable laws, the Certificate of Incorporation and the Bylaws) to, without limitation:

●	require the owner(s) of shares of T1 Energy’s common stock or preferred stock to confirm and/or provide evidence that he, she or it is not a Specified Foreign Entity and suspend voting, dividend and other distribution rights with respect to any shares held by such owner(s) until such confirmation and/or evidence is received;

●	maintain the share transfer records of T1 Energy in such a manner so that the percentage of any class of shares of T1 Energy’s common stock or preferred stock that is owned by Specified Foreign Entities can be determined and confirmed; and

●	obtain, as a condition precedent to the transfer on the records of T1 Energy, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another owner, such other owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence.

Any transfer of T1 Energy’s common stock or preferred stock that does not comply with the Certificate of Incorporation will be void and ineffective as against T1 Energy.

As used in this prospectus supplement, “Specified Foreign Entity” or “Specified Foreign Entities” means a specified foreign entity, as defined in Section 7701(a)(51)(B) of the Code and any guidance published thereunder (including, for the avoidance of doubt, any foreign-controlled entity, as defined in Section 7701(a)(51)(C) of the Code and any guidance published thereunder).

Certain Anti-Takeover Measures

Certain provisions of the T1 Energy’s governing documents and the Delaware General Corporation Law (the “DGCL”) could have the effect of delaying, deferring or discouraging another party from acquiring T1 Energy. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the T1 Energy board of directors rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.

DGCL Section 203

T1 Energy will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of T1 Energy and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Powers

The T1 Energy Bylaws provide that any director or the entire board of directors may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of T1 Energy entitled to vote in the election of directors. Any director serving on a committee of the board may be removed from such committee at any time by the board of directors. T1 Energy’s board of directors has the power to fix the number of directors by resolution, subject to the requirements of T1 Energy’s governing documents that the T1 Energy board of directors be not fewer than five nor more than 12. Vacancies on the board or any committee resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the board or such committee, may be filled only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors chosen in this manner, in the case of the board of directors, will hold office until the next annual election and until a successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the board, will hold office until a successor is duly appointed by the board of directors or until his earlier death, resignation, retirement, disqualification or removal.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The T1 Energy Bylaws provide that in order for a stockholder to propose business at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy.

The T1 Energy Bylaws further provide that in order for a stockholder to make a nomination at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy (i) in the case of an annual meeting of stockholders, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

No Stockholder Action by Written Consent

The T1 Energy Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of T1 Energy must be effected at a duly called annual or special meeting of stockholders of T1 Energy, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Special Meetings of Stockholders

The T1 Energy Bylaws provide that special meetings of stockholders, for any purpose or purposes, may be called only by (i) the board of directors, (ii) the chair of the board of directors, if there be one, or (iii) a stockholder, or group of stockholders holding more than 20% of the total voting power of the outstanding shares of the capital stock of T1 Energy issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least 90 days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by the notice provisions and of the Bylaws.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ share thereafter devolved by operation of law. Unless T1 Energy consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

Authorized but Unissued Shares

The authorized but unissued shares of T1 Energy common stock and preferred stock will be available for future issuance without any further vote or action T1 Energy stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of T1 Energy common stock and preferred stock could render more difficult or discourage an attempt to obtain control over T1 Energy by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Approval Requirements

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholder to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation.

T1 Energy’s Certificate of Incorporation provides that the affirmative vote of at least a majority of the entire board of directors or the affirmative vote of holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to adopt, amend, alter, or repeal the bylaws. In addition, T1 Energy’s Certificate of Incorporation provides that the affirmative vote of the holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to amend, alter, change or repeal, or to adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of certain provisions of the Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of T1 Energy’s Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of T1 Energy or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of T1 Energy. These provisions are designed to reduce T1 Energy’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for T1 Energy’s shares and, as a consequence, they also may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Limitation of Personal Liability of Directors/Officers

The Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of T1 Energy directors made a party to any proceeding to T1 Energy or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to T1 Energy or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Forum Selection

The T1 Energy Certificate of Incorporation and Bylaws provide that unless T1 Energy consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of T1 Energy, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of T1 Energy to T1 Energy or T1 Energy’s stockholders, (iii) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy arising out of or relating to any provision of the DGCL, the T1 Energy Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Unless T1 Energy gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of T1 Energy will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of T1 Energy’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and T1 Energy’s Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

We recognize that the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

SELLING SECURITYHOLDERS

We are registering the Securities offered by the Selling Securityholders on their behalf pursuant to the terms of the IP Purchase Agreement. When we refer to the “Selling Securityholders” in this prospectus supplement, we mean the person(s) listed in the table below (as such table may be amended from time to time by means of a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus supplement forms a part), and any pledgees, donees, transferees, assignees, successors, designees and other permitted transferees who later come to hold any of the Selling Securityholders’ interest in the common stock set forth below other than through a public sale.

The Selling Securityholders may from time to time offer and sell pursuant to this prospectus supplement any or all of the shares of common stock issued to them. The table below sets forth the number of shares of common stock that the Selling Securityholders may offer and sell pursuant to this prospectus supplement, as well as such Selling Securityholder’s beneficial ownership of our common stock prior to and following the sale of Securities covered by this prospectus supplement (assuming all such Securities are sold).

The information set forth below is based primarily on information provided by or on behalf of the Selling Securityholders prior to the date hereof, including such Selling Securityholder’s beneficial ownership of our common stock. From and after the date on which such information was provided, a Selling Securityholder may have sold, transferred or otherwise disposed of, and may in the future sell, transfer or otherwise dispose of, some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus supplement. In addition, because no Selling Securityholder is obligated to sell the Securities offered hereby, we cannot advise you as to whether or when a Selling Securityholder will in fact sell any or all of such common stock, or the amount of shares, if any, a Selling Securityholder will beneficially own upon consummation of any such sale. For purposes of the table below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities of ours during the offering and will have sold all of the Securities covered by this prospectus supplement upon the completion of the offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table and accompanying footnotes have or will have sole voting and sole investment power with respect to all securities of ours that they beneficially own, subject to community property laws where applicable. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate thereof.

Information for each additional Selling Securityholder, if any, will be set forth by this prospectus supplement to the extent required prior to the time of any offer or sale by such Selling Securityholder of the Securities pursuant to this prospectus supplement. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus supplement, including the identity of a Selling Securityholder and the number of shares registered on its, his, her or their behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to the	Number of Shares of Common Stock Offered	Common Stock Beneficially Owned After Completion of this Offering
Name of Selling Securityholder	Offering	Hereby	Number	Percent(1)
Evervolt Green Energy Holding Pte, Ltd.(2)	13,615,979	13,615,979	—	—

(1)	The percentage of beneficial ownership before this offering is calculated based on 294,527,066 shares of common stock outstanding as of August 6, 2026. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	These securities are beneficially held by Evervolt Green Energy Holding Pte, Ltd. whose address is 18, Boon Lay Way, #06-107, Trade Hub 21, Singapore 609966. Tan Chin Piaw is the ultimate beneficial owner of and has voting and investment control over securities beneficially held by Evervolt Green Energy Holding Pte, Ltd.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Securityholders up to 13,615,979 shares of common stock to permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus supplement. The Selling Securityholders may offer, sell, transfer, distribute, or otherwise dispose of all or a portion of the Securities publicly or through private transactions at fixed prices, prevailing market prices or at negotiated prices, or at market prices prevailing at the time of sale. We will not receive any of the proceeds of the sale of the Securities offered by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We are paying certain expenses (other than commissions and discounts of underwriters, brokers, dealers or agents) incidental to the offering and sale of the Securities covered by this prospectus supplement by the Selling Securityholders to the public. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by the Selling Securityholders may be sold from time to time to purchasers:

●	directly by the Selling Securityholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus supplement available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholders.

The Securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions, subject to the terms of the IP Purchase Agreement:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including NYSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, employees, partners or shareholders;

●	short sales effected after the date on which the registration statement of which this prospectus supplement forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such common stock at a stipulated price per share;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement may be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus supplement for certain periods of time for certain reasons, including if the prospectus supplement is required to be supplemented or amended to include additional material information.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement and/or any related free writing prospectus.

The anticipated date of delivery of offered Securities will be set forth in the applicable prospectus supplement and/or any related free writing prospectus relating to each offer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Securities under this prospectus supplement. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus supplement. In addition, any Securities covered by this prospectus supplement that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus supplement. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed.

This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some of the Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Securities from time to time under this prospectus supplement or under a post-effective amendment to the registration statement of which this prospectus supplement forms a part or any accompanying prospectus supplement amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus supplement. The Selling Securityholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus supplement.

LEGAL MATTERS

The validity of the Securities offered hereby has been passed upon for T1 Energy by Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of T1 Energy Inc. as of December 31, 2025, and for the year ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2024 and for the fiscal year ended December 31, 2024 (before the effects of the adjustments to retrospectively present the reclassification of certain amounts that had previously been classified as held for sale and were reclassified as held and used as of December 31, 2025) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus supplement. The registration statement, including exhibits, contains additional relevant information about us and the Securities. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the Securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at https://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 and April 30, 2026, respectively;

●	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 12, 2026;

●	Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 6, 2026, February 18, 2026, March 31, 2026 (solely with respect to Item 5.02), April 17, 2026, April 27, 2026, June 8, 2026, June 17, 2026, June 29, 2026, July 28, 2026 (solely with respect to Items 1.01, 1.02, 2.01 and 3.02), July 28, 2026 (solely with respect to Item 8.01), July 30, 2026 and July 31, 2026; and

●	the definitive Proxy Statement on Schedule 14A, filed with the SEC on May 18, 2026; and

●	The description of the Company’s common stock set forth in our Current Report on Form 8-K12B, filed with the SEC on January 2, 2024, as updated by the description of the Company’s common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings update and supplement the information provided in this prospectus supplement.

The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference in this prospectus supplement will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at 409-599-5706, or by sending a written request to T1 Energy Inc., 1211 E 4th St. Austin, Texas 78702, Attention: Jeffery Spittel. Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

PROSPECTUS

T1 ENERGY INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

PURCHASE UNITS

We may offer, issue and sell, together or separately:

●	shares of our common stock (as defined herein);

●	shares of our preferred stock, which may be issued in one or more series;

●	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

●	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

●	subscription rights to purchase shares of our common stock, shares of our preferred stock or debt securities; and

●	purchase units comprised of two or more of the securities described in this prospectus, in any combination.

Certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK AND YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE YOU INVEST. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE FACTORS BEFORE MAKING YOUR INVESTMENT DECISION.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock and Public Warrants (as defined herein) are listed on the New York Stock Exchange (“NYSE”) under the symbols “TE” and “TE WS,” respectively. On January 20, 2026, the closing price of our common stock was $8.28 and the closing price of our Public Warrants was $1.65. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we are filing with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may offer and sell, in one or more offerings, together or separately, the securities described in this prospectus. There is no limit on the aggregate number or amount of securities we may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we may authorize for use in connection with a specific offering, together with the information incorporated herein by reference as described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any related free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor any selling securityholder has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling securityholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date on the front of such document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated by reference herein contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

As used in this prospectus, unless otherwise stated or unless the context otherwise requires: references to the “Company,” “T1 Energy,” the “registrant,” “we,” “our,” “us” and similar terms are to T1 Energy Inc., a Delaware corporation, and where appropriate, its wholly-owned subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information and documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus or any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results and timing of operations, expected performance and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected results and benefits arising from the business combination with Trina Solar (Schweiz) AG (“Trina”), liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” or the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q. These factors include, but are not limited to, risks related to: (1) our ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect our intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; and (viii) remediate the material weakness in our internal control over financial reporting or otherwise maintain effective internal control over financial reporting; (2) the concentration of our operations in Texas and our dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions, changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on our products and our competitive position; (5) the outcome of any legal proceedings relating to our products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (6) the capital-intensive nature of our business and our ability to raise additional capital on attractive terms or service our debt.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus or any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, and while we believe such information provides a reasonable basis for these statements, and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

You should read this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of the accompanying prospectus supplement or the documents incorporated by reference herein or therein, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

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OUR COMPANY

T1 Energy is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. We manufacture and sell photovoltaic (“PV”) solar modules in the United States for our U.S. customers.

We are one of the leading solar manufacturing companies in the United States. Our PV solar module manufacturing facility in Wilmer, TX is operating and has an installed base of five gigawatts per annum. We believe our facility is one of the most technologically advanced PV solar module plants globally. T1 Energy produces PV solar modules that employ highly energy efficient Passivated Emitter and Rear Contact and Tunnel Oxide Passivated Contact technologies. We believe the superior performance characteristics of the PV solar modules that we manufacture and our domestic content will competitively differentiate T1 Energy in the U.S. market.

We are executing a phased development of the G2_Austin solar cell facility in Rockdale, Texas, which is expected to begin producing cells by the end of 2026, and create up to 1,800 full-time jobs.

The mailing address of our registered and principal executive office is 1211 E 4th St. Austin, Texas 78702. The telephone number of our registered and principal executive office is 409-599-5706. Our investor relations website is located at https://ir.t1energy.com/, and its news site located at https://ir.t1energy.com/news-releases/news-releases, our X (f/k/a Twitter) account is located at https://x.com/T1_Energy, our LinkedIn account is located at https://www.linkedin.com/company/t1energy, and our Instagram account is located at https://www.instagram.com/t1_energy/. We use our investor relations website, our X account and our LinkedIn account as well as Daniel Barcelo’s X account (https://x.com/_danielbarcelo), LinkedIn account (https://www.linkedin.com/in/daniel-barcelo-b262a939/) and Instagram account (https://www.instagram.com/danbarcelo/) to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our X account and our LinkedIn account, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, X account and our LinkedIn account, and the information contained therein, or that can be accessed through the website, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials (including any free writing prospectus), you should carefully consider the risk factors described in the section titled “Risk Factors” in any prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any accompanying prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in connection with any sale of securities by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the securities we or selling securityholders may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the Company’s securities and is not intended to be a complete summary of the rights and preferences of such securities. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Third Amended and Restated Bylaws (the “Bylaws”) are incorporated by reference into this prospectus. Read the applicable provisions of Delaware law, the Certificate of Incorporation, the Bylaws and the Certificates of Designations (as defined herein) in their entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized Share Capital

Currently, T1 Energy’s authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.01 per share (the “common stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Dividends. Subject to prior dividend rights of the holders of any preferred stock of T1 Energy and any other class or series of shares having a preference as to dividends over common stock, holders of shares of common stock are entitled to receive dividends when, as and if declared by the T1 Energy board of directors, out of funds legally available for that purpose.

Voting Rights. Each outstanding share of common stock is entitled to one vote per share on each matter to be voted on by the holders of common stock. The holders of common stock are not entitled to cumulative voting of their shares in elections of directors.

Other Rights. In the event of any liquidation, dissolution or winding up (either voluntary of involuntary) of T1 Energy, the holders of common stock will be entitled to receive the assets and funds of T1 Energy available for distribution in proportion to the number of shares held by them, respectively, without regard to class, after payments to creditors and subject to any related preferential rights of any holders of any preferred stock of T1 Energy that at the time may be outstanding.

T1 Energy’s common stock is currently listed on the NYSE under the symbol “TE.”

Preferred Stock

T1 Energy’s Certificate of Incorporation expressly authorizes T1 Energy’s board of directors to provide for the issuance of all or any preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of T1 Energy; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of T1 Energy at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. The issuance of preferred stock may have the effect of diluting the earnings per share and book value per share of common stock. In addition, the T1 Energy board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Number and Designation

We filed the certificates of designations (the “Certificates of Designations”), designating (i) 1,600,000 shares of our preferred stock as “Series B Convertible Non-Voting Preferred Stock,” par value $0.01 per share, and (ii) 5,000,000 shares of our preferred stock as “Series B-1 Convertible Non-Voting Preferred Stock,” par value $0.01 per share. The number of shares of each such series may be increased or decreased by resolution of the T1 Energy board of directors; provided that no decrease shall reduce the number of shares of the respective series to a number less than that of the shares then outstanding. On October 31, 2025, T1 Energy entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain purchasers pursuant to which, in partial consideration for the redemption and cancellation of all then-issued and outstanding shares of T1 Energy’s Convertible Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), the purchasers agreed to purchase (i) 21,504,901 shares of common stock and (ii) 1,600,000 shares of T1 Energy’s Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The purchasers also agreed to purchase 5,000,000 shares of T1 Energy’s Series B-1 Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and together with the Series B Preferred Stock, the “Outstanding Preferred Stock,” which represent all of the shares of preferred stock currently outstanding), at a price of $10.00 per share of Series B-1 Preferred Stock, for aggregate gross proceeds to T1 Energy of $50.0 million. The shares of Outstanding Preferred Stock have all of the rights, preferences and privileges set forth below and as more fully described in the Certificates of Designations.

Ranking; Liquidation Preference

The Outstanding Preferred Stock issued under the Stock Purchase Agreement ranks senior to the common stock but junior to all existing and future debt obligations of T1 Energy and has a liquidation preference equal to $10.00 per share of Outstanding Preferred Stock plus accrued but unpaid dividends.

In the event of any voluntary or involuntary liquidation, subject to the rights of holders of any senior securities and after satisfaction of all liabilities and obligations to creditors of T1 Energy, before any distribution is made to holders of shares of junior securities, the holders of the Outstanding Preferred Stock will be entitled to receive liquidating distributions in the amount that is the greater of (i) the aggregate liquidation preference per share of Outstanding Preferred Stock and (ii) the amount of cash to which a holder would be entitled to receive in a liquidation with respect to such shares if they had been converted to common stock immediately prior to such liquidation.

Conversion

Each share of then-issued Series B Preferred Stock shall be convertible, at the option of the holders thereof, into shares of common stock (the “Underlying Shares”), up to an aggregate of 9,411,764 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B Certificate of Designations), based on a conversion price of $1.70 per share of common stock, assuming no accrued and unpaid dividends.

Each share of then-issued Series B-1 Preferred Stock shall be convertible, at the option of the holders thereof, into Underlying Shares, up to an aggregate of 26,315,789 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B-1 Certificate of Designations), based on the conversion price of $1.90 per share of common stock if the 10-Day VWAP (as defined in the Series B-1 Certificate of Designations) of the common stock immediately prior to the conversion date is $2.50 or more per share of common stock (being the greater of the conversion prices for the Series B-1 Preferred Stock), and assuming no accrued and unpaid dividends; the conversion price of the Series B-1 Preferred Stock will be reduced to $1.70 per share of common stock in the event that the 10-Day VWAP of the common stock immediately prior to the conversion date is less than $2.50 per share of common stock. Upon such reduction of the conversion price, each share of the then-issued Series B-1 Preferred Stock will be convertible into approximately 5.88 shares of common stock, up to an aggregate of approximately 29,411,764 shares of common stock, in whole and not in part (subject to certain exceptions set forth in the Series B-1 Certificate of Designations), based on the reduced conversion price (subject to dilution adjustments), and holders can expect to receive additional Underlying Shares as compared to the conversion price of $1.90 for the Series B-1 Preferred Stock.

In the event that, between the date of the Series B-1 Certificate of Designations and one year following the issuance of the Series B-1 Preferred Stock, T1 Energy issues any shares of any series of preferred stock with a conversion price for converting shares of such series of preferred stock into shares of common stock that is lower than the then applicable Series B-1 Conversion Price (such lower conversion price being referred to as the “Lower Conversion Price”) the Series B-1 Conversion Price shall automatically be adjusted to equal the Lower Conversion Price; provided, however, that in no event shall the Lower Conversion Price be adjusted to an amount below $1.05.

Additionally, in case of a stock split or similar event effected by T1 Energy, the conversion price shall be proportionally decreased so that the number of shares of common stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of common stock outstanding.

A holder of Outstanding Preferred Stock is prohibited from converting shares of Outstanding Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 19.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

Change of Control

In the event of a change of control event in which T1 Energy is not the surviving or resulting corporation, the holders of Outstanding Preferred Stock will be entitled to receive the greater of: (i) the aggregate liquidation preference of the Outstanding Preferred Stock outstanding, including any accrued and unpaid dividends thereon to the closing date of the change of control event, and (ii) the amount of consideration that would be payable or issuable in such change of control transaction to a holder of the number of shares of common stock into which the shares of Outstanding Preferred Stock are convertible by their terms as of the closing date of the change of control event, provided that the holders will receive the same form of consideration to be received by holders of common stock in such change of control event.

Term; Redemption

The Series B Preferred Stock has a maturity date of December 23, 2027 (the “Series B Maturity Date”). On the Series B Maturity Date, T1 Energy shall redeem the then-outstanding Series B Preferred Stock at $10.00 per share (up to an aggregate amount of $16.0 million assuming all shares of Series B Preferred Stock are fully issued and outstanding at the time of redemption) plus any accrued and unpaid dividends. Prior to the Series B Maturity Date, the Series B Preferred Stock will not be redeemable. In any case of redemption of shares of Series B Preferred Stock, T1 Energy shall, not less than 30 nor more than 60 days before the Series B Maturity Date, send to each holder notice of its intention to redeem such shares of Series B Preferred Stock.

The Series B-1 Preferred Stock has a maturity date of December 23, 2027 (the “Series B-1 Maturity Date”). On the Series B-1 Maturity Date, T1 Energy shall redeem the then-outstanding Preferred Stock at $10.00 per share (up to an aggregate amount of $50.0 million assuming all shares of Series B-1 Preferred Stock are fully issued and outstanding at the time of redemption) plus any accrued and unpaid dividends. Prior to the Series B-1 Maturity Date, the Series B-1 Preferred Stock will not be redeemable. In any case of redemption of shares of Series B-1 Preferred Stock, T1 Energy shall, not less than 30 nor more than 60 days before the Series B-1 Maturity Date, send to each holder notice of its intention to redeem such shares of Series B-1 Preferred Stock.

The Outstanding Preferred Stock is not subject to any restriction on the repurchase or redemption of shares T1 Energy due to an arrearage in the payment of dividends or sinking fund installments.

Dividends

The Outstanding Preferred Stock carries a dividend rate of 6%, accruing on their issuance and payable in arrears (i) on the dividend date 18 months after their issuance (ii) every six months after such dividend payment date. Dividends may be payable in cash, securities or other property as may be determined by T1 Energy’s board of directors or any of its duly authorized committees. Any dividends will be paid net of any required withholding taxes.

Other

Other customary representations and warranties, closing conditions and terms were included in the Stock Purchase Agreement and the Certificates of Designations.

Foreign Ownership Limitation

Pursuant to Section 7701(a)(51)(E)(iii) of the Internal Revenue Code of 1986, as amended (the “Code”), an entity that is a publicly traded company or a subsidiary of a publicly traded company is a foreign-influenced entity if, during the taxable year, one or more Specified Foreign Entities that are each required to report their beneficial ownership under Rule 13d-3 of the Exchange Act own, in the aggregate, not less than 40% of such entity (the “Aggregated Equity Test”).

On December 3, 2025, T1 Energy’s Certificate of Incorporation was amended to establish a restriction of ownership of T1 Energy’s capital stock by Specified Foreign Entities in order to ensure ongoing compliance with the Aggregated Equity Test. Under T1 Energy’s Certificate of Incorporation (as so amended), Specified Foreign Entities are not permitted to hold 4.9% or more of the outstanding shares representing T1 Energy’s common stock or preferred stock, unless permitted by T1 Energy’s board of directors.

Furthermore, T1 Energy is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with applicable laws, the Certificate of Incorporation and the Bylaws) to, without limitation:

●	require the owner(s) of shares of T1 Energy’s common stock or preferred stock to confirm and/or provide evidence that he, she or it is not a Specified Foreign Entity and suspend voting, dividend and other distribution rights with respect to any shares held by such owner(s) until such confirmation and/or evidence is received;

●	maintain the share transfer records of T1 Energy in such a manner so that the percentage of any class of shares of T1 Energy’s common stock or preferred stock that is owned by Specified Foreign Entities can be determined and confirmed; and

●	obtain, as a condition precedent to the transfer on the records of T1 Energy, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another owner, such other owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence.

Any transfer of T1 Energy’s common or preferred stock that does not comply with the Certificate of Incorporation will be void and ineffective as against T1 Energy.

As used in this prospectus, “Specified Foreign Entity” or “Specified Foreign Entities” means a specified foreign entity, as defined in Section 7701(a)(51)(B) of the Code and any guidance published thereunder (including, for the avoidance of doubt, any foreign-controlled entity, as defined in Section 7701(a)(51)(C) of the Code and any guidance published thereunder).

Registration Rights

T1 Energy has entered into a registration rights agreement with Trina pursuant to which we granted Trina certain registration rights with respect to the shares of common stock that are owned by Trina.

Pursuant to the terms of the Stock Purchase Agreement, T1 Energy agreed to provide certain registration rights with respect to the securities issued pursuant to such agreement.

Certain Anti-Takeover Measures

Certain provisions of the T1 Energy’s governing documents and the Delaware General Corporation Law (the “DGCL”) could have the effect of delaying, deferring or discouraging another party from acquiring T1 Energy. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the T1 Energy board of directors rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.

DGCL Section 203

T1 Energy will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which such person becomes an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of T1 Energy and any entity or person affiliated with or controlling or controlled by the entity or person.

Board Composition and Powers

The T1 Energy Bylaws provide that any director or the entire board of directors may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of T1 Energy entitled to vote in the election of directors. Any director serving on a committee of the board may be removed from such committee at any time by the board of directors. T1 Energy’s board of directors has the power to fix the number of directors by resolution, subject to the requirements of T1 Energy’s governing documents that the T1 Energy board of directors be not fewer than five nor more than 12. Vacancies on the board or any committee resulting from the death, resignation, retirement, disqualification or removal of a director, or from an increase in the number of directors constituting the board or such committee, may be filled only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors chosen in this manner, in the case of the board of directors, will hold office until the next annual election and until a successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal and, in the case of any committee of the board, will hold office until a successor is duly appointed by the board of directors or until his earlier death, resignation, retirement, disqualification or removal.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The T1 Energy Bylaws provide that in order for a stockholder to propose business at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy.

The T1 Energy Bylaws further provide that in order for a stockholder to make a nomination at an annual meeting of stockholders, a stockholder’s notice must be delivered to the secretary at the principal executive offices of T1 Energy (i) in the case of an annual meeting of stockholders, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by T1 Energy; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

No Stockholder Action by Written Consent

The T1 Energy Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of T1 Energy must be effected at a duly called annual or special meeting of stockholders of T1 Energy, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Special Meetings of Stockholders

The T1 Energy Bylaws provide that special meetings of stockholders, for any purpose or purposes, may be called only by (i) the board of directors, (ii) the chair of the board of directors, if there be one, or (iii) a stockholder, or group of stockholders holding more than 20% of the total voting power of the outstanding shares of the capital stock of T1 Energy issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called if such stockholder, or group of stockholders, have dated, signed and delivered to the secretary a written demand for such special meeting of stockholders at least 90 days prior to the proposed date for such special meeting of stockholders, describing each matter of business desired to be brought before the special meeting of stockholders, the reasons for conducting such business, the text of any proposal or business to be considered, and the information required by the notice provisions and of the Bylaws.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ share thereafter devolved by operation of law. Unless T1 Energy consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without any further vote or action T1 Energy stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over T1 Energy by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Approval Requirements

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholder to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation.

T1 Energy’s Certificate of Incorporation provides that the affirmative vote of at least a majority of the entire board of directors or the affirmative vote of holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to adopt, amend, alter, or repeal the bylaws. In addition, T1 Energy’s Certificate of Incorporation provides that the affirmative vote of the holders of at least two thirds of the voting power of the shares entitled to vote at an election of directors will be required to amend, alter, change or repeal, or to adopt any provision as part of the Certificate of Incorporation inconsistent with the purpose and intent of certain provisions of the Certificate of Incorporation, including those governing the limitation of liability of directors, indemnification of directors and officers, stockholders’ action by written consent, the amendment of T1 Energy’s Bylaws by the board of directors, and the required stockholder vote for the amendment of the foregoing provisions. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of T1 Energy or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of T1 Energy. These provisions are designed to reduce T1 Energy’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for T1 Energy’s shares and, as a consequence, they also may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Limitation of Personal Liability of Directors/Officers

The Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of T1 Energy directors made a party to any proceeding to T1 Energy or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to T1 Energy or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Forum Selection

The T1 Energy Certificate of Incorporation and Bylaws provide that unless T1 Energy consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of T1 Energy, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of T1 Energy to T1 Energy or T1 Energy’s stockholders, (iii) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy arising out of or relating to any provision of the DGCL, the T1 Energy Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against T1 Energy or any current or former director, officer, stockholder, employee or agent of T1 Energy governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Unless T1 Energy gives an Alternative Forum Consent, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of T1 Energy will be deemed to have notice of and consented to these forum selection provisions. The existence of any prior Alternative Forum Consent will not act as a waiver of T1 Energy’s ongoing consent right with respect to any current or future actions or claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and T1 Energy’s Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

We recognize that the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in T1 Energy’s Certificate of Incorporation and Bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than to our stockholders.

Transfer Agent

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under the indenture, dated as of December 16, 2025 (the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF EXISTING WARRANTS

The following summary of the material terms of the Company’s existing warrants is not intended to be a complete summary of the rights and preferences of such securities. Read the applicable provisions of the Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of the Company’s securities.

Existing Warrants

As of September 30, 2025, public warrants to purchase 14,674,894 shares of common stock (the “Public Warrants”), private warrants to purchase 9,950,000 shares of common stock (the “Private Warrants”) and a penny warrant to purchase 7,000,000 shares of common stock (the “Penny Warrant”) were outstanding.

Public Warrants and Private Warrants

The Public Warrants and Private Warrants are issued pursuant to that certain amended and restated warrant agreement, dated July 7, 2021 (as amended, the “Amended Warrant Agreement”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), FREYR Battery, a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, T1 Energy and Continental Stock Transfer and Trust Company. The Amended Warrant Agreement is incorporated by reference into this prospectus. You should review the copy of the Amended Warrant Agreement for a complete description of the terms and conditions applicable to the Public Warrants and Private Warrants.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Pursuant to the Amended Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Public Warrants will expire on July 9, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

T1 Energy will not be obligated to deliver any common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the Public Warrant is then effective and a prospectus relating thereto is current, subject to T1 Energy satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and T1 Energy will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

Once the Public Warrants become exercisable, T1 Energy may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and

●	if, and only if, the last reported sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which T1 Energy sends the notice of redemption to the warrant holders.

T1 Energy established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and T1 Energy issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price after the redemption notice is issued. T1 Energy will not redeem the Public Warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by T1 Energy, T1 Energy may not exercise its redemption right if the issuance of shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.

If T1 Energy calls the Public Warrants for redemption as described above, T1 Energy’s management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” T1 Energy’s management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of its Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants (as defined in the Amended Warrant Agreement), multiplied by the excess of the “fair market value” (as defined in the Amended Warrant Agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the common stock. If T1 Energy takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If T1 Energy’s management calls the Public Warrants for redemption and its management does not take advantage of this option, Alussa Energy Sponsor LLC (the “Sponsor”) and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify T1 Energy in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the common stock outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding common stock is increased by a capitalization payable in, or by a sub-division of common stock or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a capitalization of a number of shares of common stock equal to the product of (i) the number of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of T1 Energy with or into another corporation (other than a consolidation or merger in which T1 Energy is the continuing corporation and that does not result in any reclassification or reorganization of T1 Energy’s issued and outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of T1 Energy as an entirety or substantially as an entirety in connection with which T1 Energy is liquidated and dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of T1 Energy’s common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of common stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Amended Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Amended Warrant Agreement) of the Public Warrant.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive common stock. After the issuance of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The Amended Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants are currently listed on the NYSE under the symbol “TE WS.”

Private Warrants

The Private Warrants, including the common stock issuable upon exercise of the Private Warrants, are not redeemable by T1 Energy and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by holders other than the Sponsor or their permitted transferees, the Private Warrants will be redeemable by T1 Energy and exercisable by the holders on the same basis as Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants (as defined in the Amended Warrant Agreement), multiplied by the excess of the “fair market value” (as defined in the Amended Warrant Agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Penny Warrant

Pursuant to a warrant agreement, dated September 10, 2025 (the “Penny Warrant Agreement”), between T1 Energy and Stellar Hann Investment Ltd., we issued a Penny Warrant to purchase 7,000,000 shares of common stock, having an exercise price of $0.01 per share, subject to adjustment as provided therein, to Stellar Hann Investment Ltd. The Penny Warrant to purchase up to an aggregate of 7,000,000 shares of our common stock fully vests and becomes exercisable, in whole or in part, on March 10, 2026, and will expire on September 10, 2030. No fraction of a share of common stock will be issued upon any exercise of the Penny Warrant. In lieu of paying the exercise price, the holder may surrender a number of shares of common stock having a fair market value equal to the aggregate exercise price.

The exercise price is subject to adjustment as provided under the Penny Warrant Agreement. In the event T1 Energy subdivides or reclassifies its outstanding shares of common stock into a greater number of shares of common stock or declares and pays a distribution on the shares of common stock payable in additional shares of common stock, the exercise price, as then in effect, shall be proportionately reduced, and T1 Energy shall proportionately increase the number of shares of common stock then issuable upon exercise under the Penny Warrant (and not previously exercised). If, prior to the expiration of the Penny Warrant, T1 Energy consolidates or reclassifies its outstanding shares of common stock into a lesser number of shares of common stock, the exercise price, as then in effect, shall be proportionately increased, and T1 Energy shall proportionately reduce the number of shares of common stock then issuable upon exercise under the Penny Warrant (and not previously exercised).

Pursuant to the Penny Warrant Agreement, no holder of the Penny Warrant shall have or exercise any rights held by holders of common stock solely by virtue thereof as a holder of the Penny Warrant, including the right to vote and to receive dividends and other distributions as a holder of common stock prior to the issuance to the holder of the Penny Warrant of the shares of common stock which such holder is then entitled to receive upon the due exercise of the Penny Warrant.

The Penny Warrant Agreement does not permit any transfer of the Penny Warrant and may not be amended to permit such transfer without our consent. The Penny Warrant Agreement includes customary registration rights requiring us to file and keep effective a resale registration statement registering the resale of the Penny Warrant and shares of common stock underlying the Penny Warrant. Other customary representations and warranties and terms were included in the Penny Warrant Agreement.

DESCRIPTION OF NEW WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, which may include, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the securityholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

●	the price, if any, for the subscription rights;

●	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

●	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE UNITS

We may issue purchase units comprised of two or more of the securities described in this prospectus, in any combination. Each purchase unit will be issued so that the holder of the purchase unit is also the holder of each security included in the purchase unit. Thus, the holder of a purchase unit will have the rights and obligations of a holder of each included security. The purchase units or the purchase unit or other agreement, if any, under which a purchase unit is issued may provide that the securities included in the purchase unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of purchase units will describe, among other things:

●	the securities comprising the purchase units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the purchase units or of the securities comprising the purchase units; and

●	any other material provisions of the purchase units or governing unit or other agreement, if any.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to a registration rights agreement with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters for resale to purchasers;

●	directly to purchasers;

●	through agents or dealers to purchasers;

●	through a combination of any of these methods; or

●	through any other methods described in the applicable prospectus supplement or free writing prospectus.

In addition, we or the selling securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling securityholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We or the selling securityholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, the validity of the securities that may be issued or resold under this prospectus will be passed upon for T1 Energy by Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed with the SEC on March 10, 2025 have been so incorporated in reliance on the report of RSM China CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at https://t1energy.com/. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025 and April 30, 2025, respectively;

●	Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly period ended March 31, 2025, filed with the SEC on May 15, 2025 and August 18, 2025, respectively, for the quarterly period ended June 30, 2025, filed with the SEC on August 19, 2025, and for the quarterly period ended September 30, 2025, filed with the SEC on November 14, 2025;

●	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on February 10, 2025, February 14, 2025, February 19, 2025, March 4, 2025, March 10, 2025, March 14, 2025, April 9, 2025 (with respect to Item 8.01 only), April 28, 2025, May 1, 2025, May 15, 2025, June 26, 2025, July 3, 2025, August 5, 2025, August 14, 2025, August 15, 2025, August 18, 2025, August 20, 2025 (with respect to Item 5.02 only), September 4, 2025, September 5, 2025, September 11, 2025, October 22, 2025 (with respect to Item 8.01 only), October 23, 2025, October 24, 2025 (with respect to Item 8.01 only), October 31, 2025, December 5, 2025, December 15, 2025, December 16, 2025 and December 30, 2025; and

●	The description of the Company’s common stock set forth in our Current Report on Form 8-K12B, filed with the SEC on January 2, 2024, as updated by the description of the Company’s common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings update and supplement the information provided in this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them orally or in writing. To receive any such copy, call or write:

T1 Energy Inc.

1211 E 4th St.

Austin, Texas 78702

Attention: Jeffery Spittel

Telephone: 409-599-5706